(*) INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                   EXHIBIT 10.16

                              AMENDMENT AGREEMENT

        This Amendment Agreement ("Amendment") is entered into as of June 30, 1999 by and between Inktomi Corporation, a Delaware corporation with its principal place of business at 1900 South Norfolk Street, Suite 310, San Mateo, California, 94403 ("Inktomi") and N2H2, Inc., a Washington corporation with its principal place of business at 900 4th Avenue, Suite 3400, Seattle, Washington, 98164 ("N2H2").

                                    RECITALS

        A. Inktomi and N2H2 entered into a Search Engine Services Agreement dated as of January 19, 1998 (the "Agreement")

        B. Inktomi and N2H2 wish to amend the Agreement as set forth herein.

                                    AGREEMENT

        In consideration of the foregoing and the mutual promises contained herein, the parties agree as follows:

        1. Section 1.11 (Definition of Net Revenues) is hereby amended and restated in its entirety to read as follows:

                "1.11 "Net Revenues" are gross advertising and sponsorship revenues booked by N2H2 attributable to (i) the search service operated by N2H2 through the Sites and (ii) all Initial Search Pages, all Results Pages and all other Web pages on the Sites that relate to the function of search provided by Inktomi, including without limitation save searches pages and Add URL pages (collectively the "Search Related Pages"), less: (a) fees actually payable by N2H2 to external third parties and direct internal sales expenses actually incurred by N2H2 for and relating to the placement of advertisements and sponsorships on the Search Related Pages (provided however that the external third party expenses shall be capped at *40% of gross revenue generated by N2H2 relating to the placement of advertisements and sponsorships on the Search Related Pages and the direct internal sales expenses shall be capped at *20% of gross revenue generated by N2H2 relating to the placement of advertisements and sponsorships on the Search Related Pages); (b) taxes actually payable by N2H2 and not re-billed or re-billable to a third party (other than taxes based on N2H2's income), if any, attributable to the search services provided by N2H2 through the Sites; (c) advertising and sponsorship frequency discounts actually payable; and (d) *."

        2. Section 1.16 (Definition of Site) is hereby amended and restated in its entirety to read as follows:

                "1.16 "Site" means one or more Web sites established and maintained by N2H2 through which end users may access the Inktomi Search Engine and run searches against the Database. "Site" also includes all sites linked to N2H2's Web sites so as to access the Inktomi Search Engine as authorized under Section 2.1.1."

        3. A new Section 2.1.1 is hereby added to the Agreement as follows:

(*) INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                   EXHIBIT 10.16

                "2.1.1 Distribution Rights. N2H2 may make results sets generated through search queries against the Database available to end-users of third party Web sites subject to the provisions of this Section and all other terms and conditions of this Agreement. N2H2 may make the results sets available only in connection with the distribution of N2H2's search services to such third party sites and for no other purpose. No Inktomi Technology may be provided to such sites, and, unless otherwise agreed in writing by Inktomi, the results sets shall be made available only through N2H2 servers or similar means which prevent direct access to the Inktomi Search Engine by such third party end users. N2H2 will provide such services only pursuant to a written agreement which is at least as protective of the Inktomi Technology as the terms of this Agreement and which contains a disclaimer of all warranties and limitations of liability on behalf of Inktomi in a form reasonably acceptable to Inktomi. N2H2 will provide Inktomi a monthly report that sets forth the third parties that have entered into a distribution relationship as contemplated above."

        4. Section 3.3 (House Ads) is hereby deleted from the Agreement.

        5. Section 6.1 (Service Fees) is hereby amended and restated in its entirety to read as follows:

                "6.1 Service Fees. N2H2 shall pay the fees set forth in this
        Section 6.1 and Exhibit A. N2H2 shall pay Inktomi monthly service fees equal to the sum of (a) the Per-Hit Charge (as defined below) for such month attributable to Hits generated by distribution partners of N2H2 as described in Section 2.1.1; plus (b) the greater of (i) the Per-Hit Charge (as defined below) for such month attributable to Hits generated directly by N2H2 from Sites or (ii) * of Net Revenues for such month. Notwithstanding the foregoing, N2H2 shall pay Inktomi a minimum of * for the first year under this Agreement and * for each subsequent year under this Agreement (with one-third attributable to Filtering Services and two-thirds attributable to the Search Services). For the first year, the minimum shall be paid as follows: * shall be paid upon execution of this Agreement (which Inktomi acknowledges has been paid); * shall be paid on or before January 31, 1998 (which Inktomi acknowledges has been paid); * (or the monthly service fees as computed in the first sentence above if such fees are greater than *) shall be paid on each of October 31, 1998, November 30, 1998 and December 31, 1998; and the balance of the first year minimum shall be paid on the earlier of October 31, 1998 or the closing date of a capital-raising transaction by N2H2. Inktomi acknowledges and agrees that N2H2 has paid the amounts required owed in 1998. For subsequent years (beginning January 1999), the minimum shall be paid in equal monthly installments of *. Two-thirds of all such minimum payments shall be credited against monthly service fees paid or payable for such year. Monthly service fees shall be paid in arrears within thirty (30) calendar days following the end of each month.

                The "Per-Hit" Charge for each month shall be based on the total number of Hits served during the month. These fees equal:

                (A) the total number of Hits served during the month divided by the total number of days in such month ("Average Daily Hits Served"),

                (B)     multiplied and added in accordance with the following *:


                         *                         *

                         *                         *


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
(*) INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                   EXHIBIT 10.16

                         *                         *

                         *                         *

                         *                         *

                         *                         *

                (C)     multiplied by the total number of days in such month."

        6. Exhibit A (Services) is hereby amended to provide the following:

                a. Inktomi will use its commercially reasonable efforts to tag the Database with an updated N2H2 Filter List on a daily basis; provided, that N2H2 provides Inktomi an updated N2H2 Filter List each day.

                b. The parties acknowledge and agree that the number of tags included in the N2H2 Filter List shall be increased from * to *. Such tags are set forth on Schedule 1.

                c. N2H2 shall pay Inktomi a non-recurring engineering fee of * in consideration of the initial tagging of the Database with the N2H2 Filter List. Such payment shall be made by N2H2 within thirty (30) days of the Effective Date.

        7. For the provision of the services set forth in Exhibit A as amended above, in addition to the fees currently to be paid by N2H2 under the Agreement, Inktomi will charge N2H2 the following fees:

                a. An annual Information Service fee of * to be paid in twelve (12) monthly installments of * to be paid as part of N2H2's monthly service fees, provided that when N2H2 exceeds an average daily hit rate of 500,000 queries per day, such monthly Information Service fee shall decrease as follows:


                   Queries Per Day         Monthly Information Service Fee
                   ---------------         -------------------------------
                       500,000                            *
                       600,000                            *
                       700,000                            *
                       800,000                            *
                       900,000                            *
                     1,000,000 +                          *


        8. Section 10.1 ("Term") is hereby amended to continue in force for a period of three years following the effective date of this amendment, unless earlier terminated as provided in the agreement.

        9. All capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement, unless the context otherwise requires.

        10. Except as amended by this Amendment, the Agreement shall remain in full force and effect.


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
                                                                   EXHIBIT 10.16

        IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their duly authorized representatives.

N2H2, INC.                         INKTOMI CORPORATION

By:     /s/ John Duncan            By:      /s/ Dennis L. McEvay
   -------------------------          -------------------------------
Title:  CFO                        Title:   Vice President
      ----------------------             ----------------------------
Date:   6-30-99                    Date:    6/30/99
     -----------------------            -----------------------------


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